UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2008

Perini Corporation

(Exact name of registrant as specified in its charter)

____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, MA 01701

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (508) 628-2000

None

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

On November 25, 2008, Perini Corporation (the “Company”) prepaid in full the principal and all accrued but unpaid interest under the dividend notes that were issued to the former shareholders of Tutor-Saliba Corporation in connection with the merger of a wholly-owned subsidiary of the Company with Tutor-Saliba. The dividend notes, which were issued by Tutor-Saliba to its shareholders as dividends prior to completion of the merger, had an aggregate outstanding principal amount of $58.5 million and provided for prepayments at the Company’s option, in whole or in part at any time without penalty or premium. The prepayment was approved by the Company’s board of directors. A copy of the form of the dividend notes was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 11, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 25, 2008.

PERINI CORPORATION

/s/ Kenneth R. Burk
By:	Kenneth R. Burk
Its:	Senior Vice President and
Chief Financial Officer

LIBC/2033910.3 10/25/04